CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-131646) and Form SB-2 (No. 333-121880) of SinoFresh HealthCare, Inc. of our report dated February 17, 2006 relating to the consolidated financial statements of SinoFresh HealthCare, Inc for the years ended December 31, 2005 and 2004, which appears in this Form 10-KSB.

Date: March 30, 2006	By:	/s/ Moore Stephens Lovelace, P.A.
Moore Stephens Lovelace, P.A.
Orlando, Florida